Exhibit 99.B(i)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2016, relating to the financial statements and financial highlights of Victory CEMP US 500 Volatility Wtd Index Fund, Victory CEMP US Small Cap Volatility Wtd Index Fund, Victory CEMP International Volatility Wtd Index Fund, Victory CEMP US 500 Enhanced Volatility Wtd Index Fund, Victory CEMP Long/Short Strategy Fund, Victory CEMP International Enhanced Volatility Wtd Index Fund, Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund, Victory CEMP Commodity Volatility Wtd Index Strategy Fund, Victory CEMP Market Neutral Income Fund, Victory CEMP US EQ Income Enhanced Volatility Wtd Index Fund, Victory CEMP Global High Dividend Defensive Fund, and Victory CEMP Alternative Strategies Fund, each a series of Victory Portfolios II, for the year or period ended June 30, 2016, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.
Cleveland, Ohio
October 28, 2016